Exhibit 21

Subsidiaries of MGM Resorts International

Listed below are the majority-owned subsidiaries of MGM Resorts International as of December 31, 2015.

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
Blue Tarp reDevelopment, LLC	Massachusetts	(1)
MGM Springfield reDevelopment, LLC	Massachusetts	100%
Destron, Inc.	Nevada	100%
MGM Grand (International), Pte Ltd.	Singapore	100%
MGM Resorts International Marketing, Inc.	Nevada	100%
MGM Resorts International Marketing, Ltd.	Hong Kong	100%
Las Vegas Arena Management, LLC	Nevada	100%
Mandalay Resort Group	Nevada	100%
550 Leasing Company I, LLC	Nevada	100%
550 Leasing Company II, LLC	Nevada	100%
Circus Circus Casinos, Inc.	Nevada	100%
Diamond Gold, Inc.	Nevada	100%
MGM Elgin Sub, Inc.	Nevada	100%
MGM Resorts Aircraft Holdings, LLC	Nevada	100%
Galleon, Inc.	Nevada	100%
Mandalay Corp.	Nevada	100%
Mandalay Employment, LLC	Nevada	100%
Mandalay Place	Nevada	100%
MGM Resorts Festival Grounds, LLC	Nevada	100%
MGM Resorts Festival Grounds II, LLC	Nevada	100%
MGM Resorts Mississippi, Inc.	Mississippi	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%
Nevada Landing Partnership	Illinois	(2)
Gold Strike L.V.	Nevada	(3)
Victoria Partners	Nevada	(4)
Arena Land Holdings, LLC	Nevada	100%
New York-New York Tower, LLC	Nevada	100%
Park District Holdings, LLC	Nevada	100%
New Castle Corp.	Nevada	100%
Ramparts, Inc.	Nevada	100%
Vintage Land Holdings, LLC	Nevada	100%
Merger Sub Beau, LLC	Mississippi	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC	Delaware	(5)
MGM Grand Hotel, LLC	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
Tower B, LLC	Nevada	100%
Tower C, LLC	Nevada	100%
MGM Growth Properties LLC	Delaware	100%
MGM Hospitality, LLC	Nevada	100%
MGM Hospitality Global, LLC MGM Hospitality International, LP MGM Hospitality International, GP, Ltd.	Nevada Cayman Islands Cayman Islands	100% 100% 100%
MGM Hospitality Holdings, LLC	Dubai	100%
MGM Hospitality Development, LLC	Dubai	100%
MGM Hospitality International Holdings, Ltd.	Isle of Man	100%

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
MGM Asia Pacific Limited (f/k/a MGM Resorts China Holdings Limited)	Hong Kong	100%
MGM (Beijing) Hospitality Services, Ltd.	Beijing	100%
MGM Hospitality India Private, Ltd.	India	100%
MGM International, LLC	Nevada	100%
MGM Resorts International Holdings, Ltd.	Isle of Man	100%
MGM China Holdings, Ltd.	Cayman Islands	(6)
MGM Resorts Club Holdings, Ltd.	Hong Kong	100%
MGM Resorts Japan, LLC	Japan	100%
MGM Resorts West Japan, LLC	Japan	100%
MGM National Harbor, LLC	Nevada	100%
MGM Resorts Advertising, Inc.	Nevada	100%
VidiAd	Nevada	100%
MGM Resorts Arena Holdings, LLC	Nevada	100%
MGM Resorts Canada, Inc.	NB, Canada	100%
MGM Resorts Development, LLC	Nevada	100%
MGM Resorts International Global Gaming Development, LLC	Nevada	100%
MGM Resorts International Operations, Inc.	Nevada	100%
MGM Resorts Land Holdings, LLC	Nevada	100%
MGM Resorts Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	100%
MGM Resorts Limited, LLC	Nevada	100%
MGM Resorts Management and Technical Services, LLC	Nevada	100%
MGM Resorts Interactive, LLC	Nevada	100%
MGM Resorts Regional Operations, LLC MGM Resorts Retail	Nevada Nevada	100% 100%
OE Pub, LLC	Nevada	100%
MGM Resorts Sub 1, LLC MGM Resorts Sub 2, LLC MGM Resorts Sub 3, LLC Grand Garden Arena Management, LLC MGM Resorts Venue Management, LLC MGM Springfield, LLC	Nevada Nevada Nevada Nevada Nevada Massachusetts	100% 100% 100% 100% 100% 100%
MGMM Insurance Company	Nevada (insurance)	100%
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
Beau Rivage Resorts, Inc.	Mississippi	100%
Bellagio, LLC	Nevada	100%
Bungalow, Inc.	Mississippi	100%
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM Resorts Aviation Corp.	Nevada	100%
MGM Resorts Corporate Services	Nevada	100%
MGM Resorts International Design	Nevada	100%
MGM Resorts Manufacturing Corp.	Nevada	100%
MH, Inc.	Nevada	100%
M.I.R. Travel	Nevada	100%
The Mirage Casino-Hotel	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
350 Leasing Company I, LLC	Nevada	100%
350 Leasing Company II, LLC	Nevada	100%
450 Leasing Company I, LLC	Nevada	100%
MRGS, LLC	Nevada	100%
Project CC, LLC	Nevada	100%
MGM CC, LLC	Nevada	100%
Aria Resort & Casino, LLC	Nevada	100%
CityCenter Facilities Management, LLC	Nevada	100%
CityCenter Realty Corporation	Nevada	100%
The Crystals at CityCenter Management, LLC	Nevada	100%
Vdara Condo Hotel, LLC	Nevada	100%
New York-New York Hotel & Casino, LLC	Nevada	100%

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
Vintage Land Holdings II, LLC	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company	Nevada	100%
The Mirage Casino-Hotel, LLC	Nevada	100%
The Signature Condominiums, LLC	Nevada	100%
Signature Tower I, LLC	Nevada	100%
Signature Tower 2, LLC	Nevada	100%
Signature Tower 3, LLC	Nevada	100%
Vendido, LLC	Nevada	100%

(1)	99% of the voting securities are owned by MGM Resorts International and 1% is owned by an unrelated third party.
(2)	The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.
(3)	The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.
(4)	The partnership interests are owned 50% by Gold Strike L.V. and 50% by MRGS, LLC.
(5)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.
(6)	The company interests are owned 51% by MGM Resorts International Holdings, Ltd. and 49% owned by unrelated third parties.